Exhibit 10.25

RESTRICTED STOCK GRANT AGREEMENT

This Restricted Stock Grant Agreement (this “Agreement”) is entered into as of [●], by and between ANI Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and [●] (“Recipient”). The parties hereby agree as follows:

1.                  Grant of Shares. The Company hereby grants to Recipient [●] ([●]) shares (the “Shares”) of the Company’s Common Stock, $0.0001 par value. Upon the Recipient’s execution of this Agreement (or as soon thereafter as practicable), the Company shall deliver a certificate or certificates in Recipient’s name representing the Shares to Recipient. Each certificate issued pursuant to this Section 1 shall bear the legends described in Section 9 below and shall be held by the Company for the Recipient. The Recipient agrees to sign and deliver to the Company a stock power, in the form attached hereto as Exhibit A, relating to the Shares. Upon vesting of any of the Shares hereunder in accordance with Section 3(b) below, the Company shall cancel the stock power with respect to such vested Shares and the Company shall return the certificate representing the Shares to its transfer agent and direct the transfer agent to deliver a certificate to (i) the Recipient for the number of Shares then vested and (ii) the Company for the number of Shares that remain subject to the Repurchase Option (as defined below).

2.                  Grant of Shares. The grant of Shares contemplated hereby is made pursuant to the Company’s Fifth Amended and Restated 2008 Stock Incentive Plan (the “Plan”), which Plan is incorporated herein by reference. This Agreement constitutes a “Restricted Stock Award” within the meaning of the Plan. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Plan.

3.                  Repurchase Option.

(a)               Upon the termination of Recipient’s employment with the Company and all Subsidiaries for any reason (including, subject to Section 3(b), as a result of Recipient’s death or disability), the Company or its assignee shall have an irrevocable option (the “Repurchase Option”) to repurchase any and all unvested Shares from Recipient, at a price of $0.01 per share (the “Option Price”), as more particularly set forth in this Section 3; provided, however, that if such termination is (i) by the Company or any Subsidiary for any reason other than “cause” (as defined in the Recipient’s employment agreement with the Company) or (ii) by the Recipient for “good reason” (as defined in such Recipient’s employment agreement with the Company), then all of the Shares shall be deemed to be vested and not subject to the Repurchase Option.

(b)              On the first anniversary of the date hereof 25% of the Shares shall vest and be released from the Repurchase Option, on the second anniversary of the date hereof an additional 25% of the Shares shall vest and be released from the Repurchase Option, on the third anniversary of the date hereof an additional 25% of the Shares shall vest and be released from the Repurchase Option and on the fourth anniversary of the date hereof all of the remaining Shares shall vest and be released from the Repurchase Option (each such anniversary of the date hereof, a "Vesting Date"); provided, however, that (i) if a Change in Control (as defined in the Plan) of the Company occurs, all the Shares shall immediately vest and be released from the Repurchase Option and (ii) upon the termination of Recipient's employment with the Company and all Subsidiaries as a result of the Recipient's death or disability, any Shares scheduled to vest on the first Vesting Date following such termination shall immediately vest and be released from the Repurchase Option.

(c)               The Repurchase Option shall be exercised by written notice signed by an officer of the Company or by any assignee or assignees of the Company and delivered in accordance with Section 13(a). Such notice shall identify the number of Shares to be purchased and shall notify Recipient of the time, place and date for settlement of such purchase. The Company shall be entitled to pay for any Shares purchased pursuant to its Repurchase Option at the Company’s option in cash or by offset against any indebtedness owing to the Company by Recipient, or by a combination of both. Upon delivery of such notice and payment of the purchase price in any of the ways described above, the Company shall become the legal and beneficial owner of the Shares being repurchased and all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the Shares being repurchased by the Company, without further action by Recipient.

4.                  Adjustments to the Shares. If, from time to time, during the term of the Repurchase Option there is any change affecting the Company’s outstanding Common Stock as a class that is effected without the receipt of consideration by the Company (through merger, consolidation, reorganization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, change in corporation structure or other transaction not involving the receipt of consideration by the Company), then any and all new, substituted or additional securities or other property to which Recipient is entitled by reason of Recipient’s ownership of the Shares shall be immediately subject to the Repurchase Option and be included in the word “Shares” for all purposes of the Repurchase Option with the same force and effect as the Shares presently subject to the Repurchase Option, but only to the extent the Shares are covered, at the time, by such Repurchase Option. While the total Option Price shall remain the same after each such event, the Option Price per share of the Shares upon exercise of the Repurchase Option shall be appropriately adjusted.

5.                  Breach of Consulting, Confidentiality or Non-Compete Agreements. Notwithstanding anything in this Agreement to the contrary and in addition to the rights of the Committee under Section 12.4 of the Plan, in the event that the Recipient materially breaches the terms of any employment, consulting, confidentiality or non-compete agreement entered into with the Company or any Subsidiary (including an employment, consulting, confidentiality or non-compete agreement made in connection with the grant of the Shares), whether such breach occurs before or after termination of the Recipient’s employment with the Company or any Subsidiary, the Committee in its sole discretion may require the Recipient to surrender shares of Common Stock received, and to disgorge any profits (however defined by the Committee), made or realized by the Recipient in connection with this Agreement or the Shares granted hereunder.

6.                  Termination of Repurchase Option. Sections 3 and 4 of this Agreement shall terminate upon the exercise in full or expiration of the Repurchase Option, whichever occurs first.

7.                  Rights of Recipient. Subject to the provisions of this Agreement, Recipient (but not any unapproved transferee) shall, during the term of this Agreement, exercise all rights and privileges of a stockholder of the Company with respect to the Shares. Recipient shall be deemed to be the holder for purposes of receiving any dividends that may be paid with respect to such Shares and for the purpose of exercising any voting rights relating to such Shares, even if some or all of such Shares have not yet vested and been released from the Repurchase Option.

8.                  Limitations on Transfer. In addition to any other limitation on transfer created by applicable securities laws, Recipient shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in any of the Shares that remain subject to the Repurchase Option. After the Shares have been released from the Repurchase Option, Recipient shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in such Shares unless and until:

(a)               There is then in effect a registration statement under the Securities Act of 1933, as amended (the “Act”), covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(b)              Recipient shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and, if requested by the Company, the Recipient shall have furnished the Company with an opinion of his own counsel, reasonably acceptable to the Company, to the effect that such disposition will not require registration of such shares under the Act.

9.                  Restrictive Legends. All certificates representing Shares that have not yet been released from the Repurchase Option shall have endorsed thereon a legend in substantially the following form:

“The shares represented by this certificate are subject to a repurchase option set forth in an agreement between the Company and the registered holder, or such holder’s predecessor in interest, a copy of which is on file at the principal office of the Company. Any transfer or attempted transfer of any shares subject to such repurchase option is void without the prior express written consent of the Company.”

10.              Section 83(b) Election. Recipient understands that Section 83(a) of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. In this context, “restriction” includes the right of the Company to buy back the Shares pursuant to the Repurchase Option set forth in Section 3(a) above. Recipient understands that Recipient may elect to be taxed at the time the Shares are awarded, rather than when and as the Repurchase Option expires, by filing an election under Section 83(b) of the Code (an “83(b) Election”) with the Internal Revenue Service within thirty (30) days from the date of purchase. A copy of the 83(b) Election form is attached hereto as Exhibit B. Even if the fair market value of the Shares at the time of the execution of this Agreement equals the amount paid for the Shares, the 83(b) Election must be made to avoid income under Section 83(a) in the future. Recipient understands that failure to file such an 83(b) Election in a timely manner may result in adverse tax consequences for Recipient. Recipient further understands that an additional copy of such 83(b) Election is required to be filed with his or her federal income tax return for the calendar year in which the date of this Agreement falls. Recipient further acknowledges and understands that it is Recipient’s sole obligation and responsibility to timely file such 83(b) Election, and neither the Company nor the Company’s legal or financial advisors shall have any obligation or responsibility with respect to such filing. Recipient acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to purchase of the Shares hereunder, and does not purport to be complete. Recipient further acknowledges that the Company has directed Recipient to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Recipient may reside, and the tax consequences of Recipient’s death. Recipient assumes all responsibility for filing an 83(b) Election and paying all taxes resulting from such election or the lapse of the restrictions on the Shares.

11.              Refusal to Transfer. The Company or its transfer agent shall not be required (a) to transfer on its books any Shares that shall have been transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Shares shall have been so transferred.

12.              No Employment Rights. This Agreement is not an employment contract and nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company (or any parent or subsidiary of the Company) to terminate Recipient’s relationship with the Company for any reason at any time, with or without cause and with or without notice.

13.              Miscellaneous.

(a)               Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, or by courier or express delivery service) to the address or facsimile number set forth beneath the name of such party on the signature page hereto (or to such other address or facsimile number as such party shall have specified in a written notice given to the other parties hereto).

(b)              Successors and Assigns. This Agreement shall bind and inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, inure to the benefit of and be binding upon Recipient and Recipient’s heirs, executors, administrators, successors, and assigns. Without limiting the generality of the foregoing, the Repurchase Option of the Company hereunder shall be assignable by the Company at any time or from time to time, in whole or in part.

(c)               Attorneys’ Fees; Specific Performance. It is the intention of the parties that the Company, upon exercise of the Repurchase Option and payment of the Option Price, pursuant to the terms of this Agreement, shall be entitled to receive the Shares, in specie, in order to have such Shares available for future issuance without dilution of the holdings of other shareholders. Furthermore, it is expressly agreed between the parties that money damages are inadequate to compensate for the Shares and that (i) the Company shall, upon proper exercise of the Repurchase Option, be entitled to specific enforcement of its rights to purchase and receive said Shares, and (ii) Recipient shall, upon release of any of the Shares from the Repurchase Option, be entitled to specific enforcement of its rights to receive said Shares.

(d)              Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

(e)               Further Assurances. The parties agree to execute all such further instruments and to take all such further action as may reasonably be necessary to carry out the intent of this Agreement.

(f)                Amendment. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

(g)               Severability. In the event that any provision of this Agreement, or the application of any such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

(h)              Counterparts. This Agreement may be executed in two or more counterparts and signature pages may be delivered via facsimile, each of which shall be deemed an original and all of which together shall constitute one instrument.

In Witness Whereof, the parties hereto have executed this Agreement as of the date first above written.

Company:	ANI PHARMACEUTICALS, INC.

By:

Name:

Title:

Recipient:

Name:

Address:

SIGNATURE PAGE TO RESTRICTED STOCK GRANT AGREEMENT

EXHIBIT A

STOCK POWER

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Grant Agreement between ANI Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and _______________ (the “Recipient”) dated as of March 28, 2019, and the Company’s Fifth Amended and Restated 2008 Stock Incentive Plan (the "Plan"), the Recipient hereby sells, assigns and transfers to the Company, an aggregate _____ shares of Common Stock of the Company, standing in the Recipient's name on the books of the Company and represented by stock certificate number(s) _____________________________________________ to which this instrument is attached, and hereby irrevocably constitutes and appoints _____________________________________________________ as his or her attorney in fact and agent to transfer such shares on the books of the Corporation, with full power of substitution in the premises.

Dated ____________, 2019

Signature

Print Name

(Instruction: Please do not fill in any blanks other than the signature line. The purpose of the assignment is to enable the Company to exercise certain rights set forth in the Restricted Stock Grant Agreement and the Plan without requiring additional signatures on the part of the Recipient.)